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                                                                   EXHIBIT 3.1E


                        PENNSYLVANIA DEPARTMENT OF STATE
                               CORPORATION BUREAU

Entity Number                                ARTlCLES OF AMENDMENT-DOMESTIC
52034                                             BUSINESS CORPORATION
                                              (15 Pa. C.S. SECTION 1915)

Name __________________________          Document will be returned to the name
Address _______________________          and address to the left.
        _______________________

                                         FILED IN THE DEPARTMENT OF STATE
                                         ON AUG 09 2004


                                         --------------------------------
                                           Secretary of the Commonwealth

     In compliance with the requirements of 15 Pa. C.S. Section 1915 (relating to Articles of Amendment), the undersigned business corporation, desiring to amend its Articles of Incorporation, hereby states that:

          1.   The name of the corporation is CNK CHEMICAL REALTY CORPORATION.

          2. The address of this corporation's current registered office in this Commonwealth is

                           Corporation Service Company
                           2704 Commerce Drive
                           Harrisburg, PA 17110.

          3. The statute by or under which it is incorporated is the Pennsylvania Business Corporation Law of 1988, as amended.

          4.   The original date of its incorporation is February 8, 1965.

          5. The amendment shall be effective upon filing these Articles of Amendment in the Department of State.

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          6.   The amendment was adopted by the shareholders and Board of
Directors of this corporation pursuant to 15 Pa. C.S. Section 1914(a).

          7. The amendment adopted by the corporation, set forth in full, is as follows:

          RESOLVED, that Article 3 of the Articles of Incorporation of this Corporation be, and it hereby is, amended and restated, in its entirely, to read as follows:

               3. The purpose for which the corporation is organized is to engage in any lawful act or activity permitted for corporations organized under the Pennsyivania Business Corporation Law of 1988, as amended.

          IN TESTIMONY WHEREOF, the undersigned Corporation has caused these Articles of Amendment to be signed by a duly authorized officer thereof this 6 day of August 2004.


                                         CNK CHEMICAL REALTY CORPORATION


                                         By:     /s/ Arthur C. Fullerton
                                            ------------------------------------
                                              Arthur C. Fullerton, Secretary